UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2026

Vivani Medical, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36747	02-0692322
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1350 S. Loop Road Alameda, California	94502
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 506-8462

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	VANI	The Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated Vivani Medical, Inc. 2022 Omnibus Incentive Plan

On March 25, 2026, the board of directors (the “Board”), of Vivani Medical, Inc. (“Vivani”), adopted and approved, subject to stockholder approval, an amendment and restatement of the Vivani Medical, Inc. 2022 Omnibus Incentive Plan, (the “2022 Plan”, as so amended and restated, the “2022 Amended Plan”), all as described in Vivani’s definitive proxy statement (the “Proxy Statement”) for its 2026 Annual Meeting of Stockholders (the “Annual Meeting”), as filed with the U.S. Securities and Exchange Commission on April 29, 2026.

The 2022 Amended Plan, which was approved by the Vivani’s stockholders at the Annual Meeting as described under Item 5.07 below, increases the number of shares of Vivani’s common stock reserved under the 2022 Amended Plan by 11,000,000 shares, from 10,033,333 to 21,033,333 shares. No other provisions of the 2022 Plan were amended in the 2022 Amended Plan.

A summary of the principal features of the 2022 Amended Plan is included in the Proxy Statement. The foregoing description is qualified in its entirety by reference to the full text of the 2022 Amended Plan, a copy of which is filed as exhibit 10.1 to this Form 8-K and incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

The Annual Meeting was held on June 24, 2026. Holders of 62,071,530 of 86,235,104 shares of Vivani’s common stock were represented at the meeting in person or by proxy, constituting a quorum. The following are the voting results on each matter submitted to the stockholders of Vivani at the Annual Meeting.

Proposal 1: The stockholders elected each of the six director nominees to the Board to serve until Vivani’s 2027 annual meeting of stockholders or until their earlier death, resignation or removal, or until their successors have been duly elected and qualified, as set forth below:

Director Name	Votes For	Votes Withheld	Broker Non-Votes
Gregg Williams	47,572,851	554,159	13,944,519
Daniel Bradbury	47,884,419	242,591	13,944,519
Aaron Mendelsohn	47,435,960	691,050	13,944,519
Adam Mendelsohn	47,879,152	247,858	13,944,519
August Moretti	47,888,337	238,673	13,944,519
Alexandra Popoff	47,871,817	255,193	13,944,519

Proposal 2: The stockholders approved, on a non-binding advisory basis, the compensation of Vivani’s named executive officers, as set forth below:

Votes For	Votes Abstained	Votes Against	Broker Non-Votes
47,643,763	48,882	434,364	13,944,519

Proposal 3: The stockholders approved the adoption of the 2022 Amended Plan, as set forth below:

Votes For	Votes Abstained	Votes Against	Broker Non-Votes
47,128,652	42,895	955,462	13,944,519

Proposal 4: The stockholders ratified the appointment of BPM LLP by the Audit Committee of the Board to serve as Vivani’s independent registered public accounting firm for the fiscal year ending December 31, 2026, as set forth below:

Votes For	Votes Abstained	Votes Against	Broker Non-Votes
61,894,328	98,793	78,409	0

Item 8.01. Other Events.

On June 25, 2026, Vivani announced that it received regulatory approval from Bellberry, a human research ethics committee in Australia to initiate SLIM-1™, a Phase 1 clinical trial of NPM-139, a semaglutide implant. A copy of the press release issued in connection with this announcement is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
10.1#	Vivani Medical, Inc. Amended and Restated 2022 Omnibus Incentive Plan, and form award agreements thereunder.
99.1	Press release issued by Vivani Medical, Inc. on June 25, 2026.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

 # Indicates a management contract or any compensatory plan, contract or arrangement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VIVANI MEDICAL, INC.

Date: June 30, 2026	By:	/s/ Donald Dwyer
	Name:	Donald Dwyer
	Title:	Chief Business Officer